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                                  EXHIBIT 24.1


                         INDEPENDENT AUDITORS' CONSENT


To the Board of Directors and Stockholders of Mac Frugal's Bargains o Close-outs Inc.
Dominguez, California:

        We consent to the incorporation by reference in Registration Statement No. 33-43661 and Registration Statement No. 33-55130 of Mac Frugal's Bargains o Close-outs Inc. on Form S-8 of our report dated March 12, 1997, appearing in this Annual Report on Form 10-K of Mac Frugal's Bargains o Close-outs Inc. and subsidiaries for the year ended February 2, 1997.



DELOITTE & TOUCHE

Los Angeles, California
May 2, 1997